As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

KalVista Pharmaceuticals, Inc.

200 Crossing Boulevard

Framingham, MA 01702

(Address of Principal Executive Offices) (Zip Code)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

Amended and Restated 2021 Equity Inducement Plan

(Full Title of the Plans)

Benjamin L. Palleiko

Chief Executive Officer

KalVista Pharmaceuticals, Inc.

200 Crossing Boulevard

Framingham, MA 01702

(Name and Address of Agent For Service)

(857) 999-0075

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

KalVista Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,036,031 additional shares of common stock available for issuance under the Registrant’s 2017 Equity Incentive Plan (the “2017 EIP”), pursuant to the provision of the 2017 EIP providing for an annual 4% automatic increase in the number of shares reserved for issuance, (b) 509,007 additional shares of common stock available for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), pursuant to the provision of the 2017 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance and (c) 400,000 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Inducement Plan, as amended and restated (the “Amended and Restated 2021 Equity Inducement Plan”) to be granted by the Registrant to certain employees as a material inducement to their acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2017 EIP and 2017 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on March 29, 2017 (Registration No. 333-217008), on July  30, 2018 (Registration No. 333-226442), on March  14, 2019 (Registration No. 333-230279), on March  10, 2020 (Registration No. 333-237059), on March  11, 2021 (Registration No. 333-254178), on March  10, 2022 (Registration No. 333-263431), on January  10, 2023 (Registration No. 333-269174), on January  9, 2024 (Registration No. 333-276444) and on January  16, 2025 (Registration No. 333-284321) to the extent not superseded hereby.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the Amended and Restated 2021 Equity Inducement Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on July 13, 2021 (Registration No. 333-257871), on June  20, 2023 (Registration No. 333-272777), on June  28, 2024 (Registration No. 333-280579) and on January  16, 2025 (Registration No. 333-284321) to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, except that the Registrant is not incorporating by reference any information furnished (and not filed) with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the Commission on July 10, 2025;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (registration number 001-36830) filed with the Commission on February 2, 2015 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	10-Q	001-36830	3.1	December 7, 2023

4.2	Amended and Restated Bylaws	8-K	001-36830	3.1	June 14, 2023

4.3	Form of Common Stock Certificate	S-1/A	333-201278	4.2	January 23, 2015

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2017 Equity Incentive Plan.	DEF 14A	001-36830	Appendix A	March 2, 2017

99.2	2017 Employee Stock Purchase Plan.	DEF 14A	001-36830	Appendix B	March 2, 2017

99.3	Forms of Equity Award Agreements under the 2017 Equity Incentive Plan.	8-K	001-36830	99.1	June 29, 2018

99.4	Enrollment/Change Form under the 2017 Employee Stock Purchase Plan.	S-8	333-237059	99.4	March 10, 2020

99.5	Amended and Restated 2021 Equity Inducement Plan and forms of agreement					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, the Commonwealth of Massachusetts, on January 26, 2026.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Benjamin L. Palleiko and Brian Piekos, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin L. Palleiko Benjamin L. Palleiko	Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2026

/s/ Brian Piekos Brian Piekos	Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2026

/s/ William Fairey William Fairey	Director	January 26, 2026

/s/ Brian J. G. Pereira, M.D. Brian J. G. Pereira, M.D.	Director	January 26, 2026

/s/ Laurence Reid, Ph.D. Laurence Reid, Ph.D.	Director	January 26, 2026

/s/ Bethany Sensenig Bethany Sensenig	Director	January 26, 2026

/s/ Nancy Stuart Nancy Stuart	Director	January 26, 2026

/s/ Patrick Treanor Patrick Treanor	Director	January 26, 2026

/s/ Edward W. Unkart Edward W. Unkart	Director	January 26, 2026